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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 15, 2002



                              ORGANITECH USA, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


            Delaware                    00-22151                93-0969365
  (State or Other Jurisdiction        (Commission            (I.R.S. Employer
        of Incorporation)             File Number)         Identification No.)


                              Technion Science Park
                          Nesher, Israel 36601, Israel
                    (Address of principal executive offices)


                                 972-4-830-8320
              (Registrant's telephone number, including area code)


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Item 4.  Changes in Registrant's Certifying Accountant.

         On May 15, 2002, the Board of Directors of OrganiTECH USA, Inc. (the "Company") dismissed KPMG Somekh Chaikin ("KPMG") as the Company's independent public accountants. The Company is in the process of interviewing new accountants to serve as our independent public accountants for 2002.

         KPMG's reports on the Company's financial statements for each of the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report on the Company's financial statements for the years ended December 31, 2001 and 2000, contained a separate paragraph stating "the Company does not have sufficient cash to satisfy the operational and development requirements over the next 12 months. In addition, the Company has suffered recurring losses from operations and a negative cash flow from operating activities that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         KPMG's report on the Company's financial statements for the year ended December 31, 2001 was filed on April 12, 2002 with the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         During the years ended December 31, 2001 and 2000 and through the date of this Current Report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter in their report. The Company did not receive notice from KPMG with respect to any of the items described in
Item 304(a)(1)(iv)(B) of Regulation S-B.

         We provided KPMG with a copy of this disclosure and requested that KPMG furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. In response to our request, KPMG has delivered a letter to the Securities and Exchange Commission, dated May 15, 2002, a copy of which is filed as Exhibit 16.1 to this Form 8-K.


Item 5.  Other Events.

         In May 2002, the Company instituted an internal restructuring which is intended to reduce expenses and increase cash flow. In connection with the restructuring, the Company has begun to reduce the workforce of Organitech, Ltd. ("Organitech"), its wholly-owned subsidiary, by dismissing 9 Organitech employees, primarily in the area of research and development. The reduction is being implemented over the next two months, and the Company expects to have reduced Organitech's workforce to approximately seven employees by June 2002. The Company will also seek to reduce certain other expenses of Organitech by negotiating better terms with its suppliers and third party service providers, such as independent public accountants and legal consultants. The Company expects its business activities will be scaled down in the short term as a result of the restructuring.




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         This Current Report contains some forward-looking statements, which give the Company's current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to the development of products, future revenues, capital expenditures, research and development expenditures, personnel and other statements regarding matters that are not historical facts or statements of current condition. Any or all of our forward-looking statements in this Current Report may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. We do not intend to update our forward-looking statements to reflect future events or developments.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits. The following exhibit is being filed as part of this Current Report on Form 8-K.


         Exhibit 16.1 - Letter from KPMG Somekh Chaikin to the Securities and
                        Exchange Commission dated May 15, 2002.


















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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: May 21, 2002                          OrganiTECH USA, Inc.


                                                  By: /s/ LIOR HESSEL
                                                      ---------------
                                                  Name:  Lior Hessel
                                                  Title: Chief Executive Officer